Exhibit 99.1

Chicken Soup for the Soul Entertainment Signs Definitive Agreement

to Acquire Sonar Entertainment Assets

Will Add IP Rights to 372 Television Series with 1,825 Episodes and Over 700 Films

Will Position Company to Launch Additional AVOD Networks and Accelerate International Television Production and Distribution Strategy

Immediately Accretive to Financial Results

Management Conference Call to Be Held at 8:30 A.M. ET Today

COS COB, CT – April 09, 2021 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced the signing of a definitive agreement to acquire the film and television assets of Sonar Entertainment, Inc. (Sonar).

Acquiring the Sonar assets will accelerate Chicken Soup for the Soul Entertainment’s strategy to build the leading independent AVOD streaming service in four key ways: Expanding its original television content development pipeline; improving margins by increasing its IP rights ownership; positioning the company to launch additional AVOD networks; and providing a faster path to growing its international television production and distribution activities.

“The Sonar Entertainment assets are a perfect fit with our objective of building the industry’s best AVOD offering,” said William J. Rouhana Jr, chief executive officer of Chicken Soup for the Soul Entertainment. “This acquisition will not only have immense strategic value, positioning us to launch AVOD networks with a critical mass of proven content that fits our desired audiences, but will also give us ownership of several franchise television series and add proven television executive talent. Finally, we believe the transaction will be extremely efficient for our shareholders, with a structure that provides for the net cost of the assets being fully recovered as we create value for the seller.”

Sonar is a leading independent television studio headquartered in Los Angeles with operations in Toronto and London. Sonar in recent years has developed, produced, financed and distributed shows such as The Shannara Chronicles (MTV/Netflix), Taboo (BBC/FX), The Son (AMC), Mr. Mercedes (DirecTV), Das Boot (Sky Europe), Hunters (Amazon Prime), Alien Xmas (Netflix) and Mysterious Benedict Society (Disney+). These series have strong market appeal both domestically and internationally and feature star creative talent including Tom Hardy, Ridley Scott, Pierce Brosnan, David E. Kelley, Jon Favreau, Jordan Peele, Al Pacino and more. Chicken Soup for the Soul Entertainment will continue developing and producing the current and future high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

Screen Media will distribute Sonar’s extensive film and television library after the closing. The library of over 1,000 titles, over 4,000 hours of programming, ranging from classic shorts of Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios) to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia (produced by RHI, Robert Halmi International). Over $1 billion in the aggregate is estimated to have been invested in the library and television content development pipeline being acquired. Sonar’s library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards. The library includes hundreds of movies that originally premiered on the Hallmark, Lifetime and Showtime networks. Sonar’s sales and distribution team have licensed the library content to more than 300 clients in over 125 territories worldwide in addition to the U.S. and Canada. “Chicken Soup for the Soul Entertainment and Screen Media are the perfect partners for maximizing this library’s potential far into the future. So much of this catalog is a perfect fit for the current and emerging AVOD-driven markets in the U.S. and abroad,” said David Ellender, CEO of Sonar Entertainment.

The asset purchase agreement is structured such that consideration paid is directly related to the success of the acquired assets. An advance payment will be made to the seller at closing, to be recouped by Chicken Soup for the Soul Entertainment upon the sale or licensing of certain television rights. The company has secured committed financing for the transaction. In addition, the seller will receive 5% of the ownership of a new AVOD network that will be created in part with the Sonar library. In the first year after closing, Chicken Soup for the Soul Entertainment expects to recognize over $15 million in revenue with contribution of approximately $10 million in EBITDA from the Sonar assets. The company anticipates significant expansion of revenue and EBITDA from Sonar’s valuable television content development pipeline beginning in 2022.

The acquisition is subject to satisfaction of certain closing conditions and is expected to close in 30 days.

HCFP/Capital Markets LLC acted as sole advisor to Chicken Soup for the Soul Entertainment in this transaction. FTI Capital Advisors LLC acted as exclusive financial advisor to Sonar in connection with the transaction. Latham & Watkins LLP acted as legal counsel for Sonar in connection with the transaction. Brian Ross of Graubard Miller acted as legal counsel for Chicken Soup for the Soul Entertainment.

Chicken Soup for the Soul Entertainment’s management will host a conference call and webcast this morning, April 9, 2021, at 8:30 a.m. ET. To participate on the conference call, please dial toll-free (833) 832-5128 approximately 10 minutes prior to the start of the conference call. International callers may dial (484) 747-6583. Please reference conference ID #2338849.

The conference call is also being webcast with an accompanying presentation, which can be accessed through the investor relations section of the Chicken Soup for the Soul Entertainment investor relations website, https://ir.cssentertainment.com/. Please access the website 15 minutes prior to the start of the conference call to download and install any necessary audio software and download the presentation.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to known and unknown risks and uncertainties, including but not limited to those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

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(646) 776-0886

MEDIA CONTACT
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